Exhibit 5.1

October 26, 2021

Contango ORE, Inc.
3700 Buffalo Speedway, Suite 925
Houston, Texas 77098

Re: Contango ORE, Inc. Registration Statement on Form S-3
We have acted as counsel for Contango ORE, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of the Registration Statement to which this opinion is an exhibit with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale by the Company from time to time of:

(1)	shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);
(2)	shares of the Company’s preferred stock, par value $0.01 per share, (the “Preferred Stock”);
(3)	warrants to purchase Common Stock or Preferred Stock (the “Warrants”);
(4)	subscription rights to purchase Common Stock or Preferred Stock (the “Subscription Rights”);
(5)	units comprised of any combination of Common Stock, Preferred Stock, Warrants and Subscription Rights (the “Units”);

all of which may be issued and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at an aggregate initial offering price not to exceed $100,000,000.

The Common Stock, Preferred Stock, Warrants, Subscription Rights, and Units are collectively referred to herein as the “Securities.” We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, each as amended to date, (ii) the Registration Statement, (iii) resolutions of the Company’s board of directors (the “Board”) and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed certain certificates of officers of the Company and of public officials, we have relied on such certificates with respect to certain factual matters that we have not independently established and we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that:

(i)	all information contained in all documents reviewed by us is true and correct;
(ii)	all signatures on all documents examined by us are genuine;
(iii)	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;
(iv)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
(v)	one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with applicable laws;
(vi)
all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(vii)
the form and terms of any Securities, the issuance, sale and delivery thereof by the Company and the incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements of the Company or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon it, or to which the issuance, sale and delivery of such Securities, or the incurrence or performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity;

(viii)	each person signing the documents we examined has the legal capacity and authority to do so;
(ix)
at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, that the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance;

(x)
a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(xi)
any Securities issuable upon conversion, exchange or exercise of any Preferred Stock being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.    With respect to shares of the Common Stock offered by the Company, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be, duly authorized, legally issued, fully paid and non-assessable;

2.    With respect to shares of any series of Preferred Stock offered by the Company, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designations, preferences and rights with respect to the series with the Secretary of State of the State of Delaware (the “Certificate of Designation”) and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock) the shares of the series of Preferred Stock will be, duly authorized, legally issued, fully paid and non-assessable;

3.    With respect to the Warrants offered by the Company, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

4.    With respect to the Subscription Rights offered by the Company, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Subscription Rights and related matters and (b) the Subscription Rights have been duly executed and delivered against payment therefor pursuant to the applicable definitive purchase, underwriting or similar agreement that has been duly authorized, executed and delivered by the Company, then the Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and

5.    With respect to the Units offered by the Company, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including any Securities underlying the Units) and related matters; (b) the Units (including any Securities underlying the Units) have been duly executed and delivered against payment therefor pursuant to the applicable definitive purchase, underwriting, or similar agreement that has been duly authorized, executed and delivered by the Company and any applicable unit or other agents, and (c) the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

This opinion is rendered solely in connection with the filing of the Registration Statement, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of Delaware, as in effect on the date hereof. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention, whether existing before or arising after the date hereof, or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP